                                   EXHIBIT 13

                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

                          VARIABLE ANNUITY ACCOUNT FIVE

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

STANDARDIZED AND HYPOTHETICAL PERFORMANCE SINCE INCEPTION

The Average Annual Total Return for each period is determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formulas:

            P (1 + T)/(n)  =  ERV

            P = a hypothetical initial purchase payment of $1,000

            T = average annual total return for the period in question

            n = number of years

ERV = redeemable value (as of the end of the stated period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional period thereof).

The formula assumes that: (1) all recurring fees have been charged to the contract owner's accounts; (2) all applicable non-recurring charges are deducted at the beginning of the period in question; and (3) there will be a complete redemption at the end of the period in question. The performance figures shown in the table above relate to the contract form containing the highest level of charges.

I. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL 1-YEAR RETURNS (WITHOUT THE SEASONS REWARDS PROGRAM)



    CALCULATION OF ANNUAL RETURN

    FUND VALUE = 1000 (ENDING UNIT VALUE / BEGINNING UNIT VALUE)

    ANNUAL RETURN = (FUND VALUE / 1000) - 1

    UNIT VALUES - (NOT APPLICABLE)

                             Large Cap   Large Cap      Large Cap     Mid Cap      Mid Cap               International
                               Growth    Composite        Value        Growth       Value    Small Cap       Equity       Growth
                             ----------  ----------     ----------    --------   ----------  ----------  --------------  --------
Fund Value                     $713.29     $778.32        $843.81     $819.13    $1,029.77     $862.49         $737.47   $772.22
One Year Total Return           -28.67%     -22.17%        -15.62%     -18.09%        2.98%     -13.75%         -26.25%   -22.78%
Period Years                      1.00        1.00           1.00        1.00         1.00        1.00            1.00      1.00

                              Moderate    Balanced   Conservative    Diversified      Focus       Focus    Focus Growth     Focus
                               Growth      Growth       Growth      Fixed Income     Growth     Technet      And Income    Value*
                              ---------   ---------  -------------  -------------   --------    --------   -------------   ------
Fund Value                     $799.38     $844.37        $879.03        $961.99    $788.99     $450.51         $841.92       N/A
One Year Total Return           -20.06%     -15.56%        -12.10%         -3.80%    -21.10%     -54.95%         -15.81%      N/A
Period Years                      1.00        1.00           1.00           1.00       1.00        1.00            1.00      1.00

II. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL 5-YEAR RETURNS (WITHOUT THE SEASONS REWARDS PROGRAM)


     CALCULATION OF ANNUAL RETURN

     FUND VALUE =  1000 (ENDING UNIT VALUE / BEGINNING UNIT VALUE)

     ANNUAL RETURN = (FUND VALUE / 1000)(CARET)(1/5) - 1

     UNIT VALUES - (NOT APPLICABLE)

                             Large Cap   Large Cap      Large Cap     Mid Cap      Mid Cap               International
                               Growth*   Composite*       Value*       Growth*      Value*   Small Cap*      Equity*       Growth
                             ----------  ----------     ----------    --------   ----------  ----------  --------------  ----------
Fund Value                      N/A          N/A            N/A          N/A        N/A         N/A            N/A       $1,062.34
Five Year Total Return          N/A          N/A            N/A          N/A        N/A         N/A            N/A            6.23%
Period Years                   5.00         5.00           5.00         5.00       5.00        5.00           5.00            5.00

                               Moderate     Balanced    Conservative    Diversified      Focus       Focus    Focus Growth     Focus
                                Growth       Growth        Growth      Fixed Income*    Growth*    Technet*    And Income*    Value*
                              ----------   ----------   ------------   ------------    --------    --------   -------------   ------
Fund Value                    $1,059.88    $1,052.24    $1,048.21           N/A           N/A         N/A          N/A          N/A
Five Year Total Return             5.99%        5.22%        4.82%          N/A           N/A         N/A          N/A          N/A
Period Years                       5.00         5.00         5.00          5.00          5.00        5.00         5.00         5.00

* 5 - year returns for these portfolios are not available because the portfolios were not available for five full years.

IV. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL LIFETIME RETURNS (WITHOUT THE SEASONS REWARDS PROGRAM)


      FUND VALUE = 1000 (30 - APRIL - 2002  / INCEPTION DATE UNIT VALUE)

      ANNUAL RETURN = (FUND VALUE / 1000)(CARET)(1/PERIOD) - 1

                                Large Cap  Large Cap   Large Cap     Mid Cap     Mid Cap               International
                                  Growth   Composite     Value        Growth      Value    Small Cap       Equity      Growth
                                ---------  ----------  ----------  ----------  ----------  ----------  -------------  ----------
Fund Value                       $909.22    $942.92    $1,022.97   $1,048.95   $1,138.04     $996.89       $902.30    $1,068.44
Annualized Total Return
  Since Inception                  -9.08%     -5.71%        2.30%       4.90%      13.80%      -0.31%        -9.77%        6.84%
Period Years                        3.17       3.17         3.17        3.17        3.17        3.17          3.17         5.04

                            Moderate     Balanced    Conservative    Diversified      Focus       Focus    Focus Growth      Focus
                             Growth       Growth        Growth      Fixed Income     Growth     Technet      And Income      Value
                           ----------   ----------   ------------   ------------    --------    --------   ------------   ----------
Fund Value                 $1,065.53    $1,058.27      $1,053.76      $1,011.64     $751.28     $410.09       $810.55     $1,003.62
Annualized Total Return
  Since Inception               6.55%        5.83%          5.38%          1.16%     -24.87%     -58.99%       -18.95%         0.36%
Period Years                    5.04         5.04           5.04           3.14        1.81        1.33          1.33          0.57

IV. CALCULATION OF STANDARDIZED & HYPOTHETICAL ANNUAL RETURN

       UNIT VALUES: (WITHOUT THE SEASONS REWARDS PROGRAM)

                             Large Cap   Large Cap    Large Cap    Mid Cap      Mid Cap                   International
                               Growth    Composite      Value       Growth       Value       Small Cap        Equity        Growth
                             ---------   ----------   ---------   ----------   ----------    ----------   -------------   ----------
Inception Dates              03/01/99     03/01/99     03/01/99    03/01/99      03/01/99      03/01/99      03/01/99      04/15/97
Inception Date Unit Value      $10.00       $10.00       $10.00      $10.00        $10.00        $10.00        $10.00        $10.00
04/30/2002                      $9.09        $9.43       $10.23      $10.49        $11.38         $9.97         $9.02        $10.68


                            Moderate     Balanced    Conservative    Diversified      Focus       Focus    Focus Growth      Focus
                             Growth       Growth        Growth      Fixed Income     Growth     Technet      And Income      Value
                           ----------   ----------   ------------   ------------    --------    --------   ------------   ----------
Inception Dates             04/15/97     04/15/97      04/15/97       03/10/99      07/07/00    12/29/00     12/29/00      10/04/01
Inception Date Unit Value     $10.00       $10.00        $10.00         $10.00        $10.00      $10.00       $10.00        $10.00
04/30/2002                    $10.66       $10.58        $10.54         $10.12         $7.51       $4.10        $8.11        $10.04

I. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL 1-YEAR RETURNS


(WITH THE SEASONS REWARDS PROGRAM)



    CALCULATION OF ANNUAL RETURN

    FUND VALUE = 1000 (ENDING UNIT VALUE / BEGINNING UNIT VALUE)

    ANNUAL RETURN = (FUND VALUE / 1000) - 1

    UNIT VALUES - (NOT APPLICABLE)

                             Large Cap   Large Cap    Large Cap    Mid Cap      Mid Cap                  International
                               Growth    Composite      Value       Growth       Value       Small Cap        Equity       Growth
                             ---------   ----------   ---------   ----------   ----------    ----------   -------------   ----------
Fund Value                    $708.96     $775.32      $842.09     $816.93     $1,031.78        $861.16      $733.64        $769.08
One Year Total Return          -29.10%     -22.47%      -15.79%     -18.31%         3.18%        -13.88%      -26.64%        -23.09%
Period Years                     1.00        1.00         1.00        1.00          1.00           1.00         1.00           1.00


                            Moderate     Balanced    Conservative    Diversified      Focus       Focus    Focus Growth      Focus
                             Growth       Growth        Growth      Fixed Income     Growth     Technet      And Income      Value*
                           ----------   ----------   ------------   ------------    --------    --------   ------------   ----------
Fund Value                  $796.78      $842.66        $878.01       $962.64       $786.18     $440.94      $840.17           N/A
One Year Total Return        -20.32%      -15.73%        -12.20%        -3.74%       -21.38%     -55.91%      -15.98%          N/A
Period Years                   1.00         1.00           1.00          1.00          1.00        1.00         1.00          1.00

II. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL 5-YEAR RETURNS


(WITH THE SEASONS REWARDS PROGRAM)



     CALCULATION OF ANNUAL RETURN

     FUND VALUE =  1000 (ENDING UNIT VALUE / BEGINNING UNIT VALUE)

     ANNUAL RETURN = (FUND VALUE / 1000)(CARET)(1/5) - 1

     UNIT VALUES - (NOT APPLICABLE)

                             Large Cap   Large Cap    Large Cap    Mid Cap      Mid Cap                   International
                               Growth*   Composite*     Value*      Growth*      Value*      Small Cap*       Equity*      Growth
                             ---------   ----------   ---------   ----------   ----------    ----------   -------------   ----------
Fund Value                       N/A        N/A          N/A         N/A          N/A            N/A          N/A         $1,063.58
Five Year Total Return           N/A        N/A          N/A         N/A          N/A            N/A          N/A              6.36%
Period Years                    5.00       5.00         5.00        5.00         5.00           5.00         5.00              5.00


                            Moderate     Balanced    Conservative    Diversified      Focus       Focus    Focus Growth      Focus
                             Growth       Growth        Growth      Fixed Income*    Growth*    Technet*   And Income*      Value*
                           ----------   ----------   ------------   -------------   --------    --------   ------------   ----------
Fund Value                 $1,061.08    $1,053.32     $1,049.23          N/A            N/A         N/A         N/A           N/A
Five Year Total Return          6.11%        5.33%         4.92%         N/A            N/A         N/A         N/A           N/A
Period Years                    5.00         5.00          5.00         5.00           5.00        5.00        5.00           5.00


* 5 - year returns for these portfolios are not available because the portfolios were not available for five full years.

IV. VARIABLE ANNUITY ACCOUNT FIVE: STANDARDIZED & HYPOTHETICAL LIFETIME RETURNS (WITH THE SEASONS REWARDS PROGRAM)




      FUND VALUE = 1000 (30 - APRIL - 2002  / INCEPTION DATE UNIT VALUE)


      ANNUAL RETURN = (FUND VALUE / 1000)(CARET)(1/PERIOD) - 1

                             Large Cap   Large Cap    Large Cap    Mid Cap      Mid Cap                   International
                               Growth    Composite      Value       Growth       Value       Small Cap        Equity       Growth
                             ---------   ----------   ---------   ----------   ----------    ----------   -------------   ----------
Fund Value                    $911.47     $945.67     $1,026.72   $1,053.01    $1,143.07     $1,000.33     $904.47        $1,069.73
Annualized Total Return
  Since Inception               -8.85%      -5.43%         2.67%       5.30%       14.31%         0.03%      -9.55%            6.97%
Period Years                     3.17        3.17          3.17        3.17         3.17          3.17        3.17             5.04


                            Moderate     Balanced    Conservative    Diversified      Focus      Focus     Focus Growth     Focus
                             Growth       Growth        Growth       Fixed Income     Growth    Technet      And Income     Value
                           ----------   ----------   ------------    ------------   ---------   --------   ------------  ----------
Fund Value                 $1,066.78    $1,059.41     $1,054.83       $1,015.29      $746.48    $397.22       $807.59     $1,005.10
Annualized Total Return
   Since Inception              6.68%        5.94%         5.48%           1.53%      -25.35%    -60.28%       -19.24%         0.51%
Period Years                    5.04         5.04          5.04            3.14         1.81       1.33          1.33          0.57

IV.  CALCULATION OF STANDARDIZED & HYPOTHETICAL ANNUAL RETURN

       UNIT VALUES: (WITH THE SEASONS REWARDS PROGRAM)

                             Large Cap   Large Cap    Large Cap    Mid Cap      Mid Cap                   International
                               Growth    Composite      Value       Growth       Value       Small Cap        Equity       Growth
                             ---------   ----------   ---------   ----------   ----------    ----------   -------------   ----------
Inception Dates              03/01/99     03/01/99     03/01/99   03/01/99      03/01/99      03/01/99     03/01/99        04/15/97
Inception Date Unit Value      $10.00       $10.00       $10.00     $10.00        $10.00        $10.00       $10.00          $10.00
04/30/2002                     $ 9.11       $ 9.46       $10.27     $10.53        $11.43        $10.00       $ 9.04          $10.70


                            Moderate     Balanced    Conservative    Diversified      Focus       Focus     Focus Growth    Focus
                             Growth       Growth        Growth       Fixed Income     Growth     Technet      And Income    Value
                           ----------   ----------   ------------    ------------    --------    --------   ------------   ---------
Inception Dates             04/15/97     04/15/97      04/15/97       03/10/99       07/07/00    12/29/00     12/29/00     10/04/01
Inception Date Unit Value     $10.00       $10.00        $10.00         $10.00         $10.00      $10.00       $10.00       $10.00
04/30/2002                    $10.67       $10.59        $10.55         $10.15         $ 7.46      $ 3.97       $ 8.08       $10.05